EXHIBIT 99.1

***FOR IMMEDIATE RELEASE***

For: ZIONS BANCORPORATION	Contact: James Abbott
One South Main, 15th Floor	Tel: (801) 524-4787
Salt Lake City, Utah	July 21, 2014
Harris H. Simmons
Chairman/Chief Executive Officer

ZIONS BANCORPORATION REPORTS EARNINGS OF $0.56
PER DILUTED COMMON SHARE FOR SECOND QUARTER 2014

SALT LAKE CITY, July 21, 2014 – Zions Bancorporation (NASDAQ: ZION) (“Zions” or “the Company”) today reported second quarter net earnings applicable to common shareholders of $104.5 million, or $0.56 per diluted common share, compared to $76.2 million, or $0.41 per diluted share for the first quarter of 2014, and $55.4 million, or $0.30 per diluted share for the second quarter of 2013.

Second Quarter 2014 Highlights

•
Credit quality remained strong as net loan and lease charge-offs were $6 million, or 0.06% annualized of average loans and leases, compared to $8 million, or 0.08% annualized in the prior quarter. Nonperforming lending-related assets declined 14% quarter over quarter. Both of these and significant improvement in other credit quality metrics were the primary drivers of the reserve release through a net negative provision of $48 million for both funded and unfunded loans.

•
Net loans and leases held for investment increased $432 million this quarter compared to the prior quarter, to $39.6 billion at June 30, 2014. Average loans and leases increased $419 million this quarter.

•	Net interest income of $416 million this quarter was essentially unchanged from the prior quarter; the net interest margin decreased slightly to 3.29% from 3.31%.

Loans
Net loans and leases held for investment increased $432 million, or 1.1%, to $39.6 billion at June 30, 2014 from $39.2 billion at March 31, 2014. Increases of approximately $577 million were geographically widespread in commercial and industrial loans, with smaller increases in commercial owner occupied, commercial construction,

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ZIONS BANCORPORATION
Press Release – Page 2
July 21, 2014

and 1-4 family residential loans. These increases were partially offset by decreases of approximately $145 million in term commercial real estate and FDIC-supported and other purchase credit-impaired (“PCI”) loans.

Average loans and leases increased $419 million, or 1.1%, to $39.5 billion during the second quarter of 2014, compared to $39.1 billion during the first quarter of 2014. Unfunded lending commitments were $17.5 billion at June 30, 2014 and remained relatively stable compared to March 31, 2014.

Deposits
Total deposits decreased $861 million to $45.7 billion at June 30, 2014, compared to $46.5 billion at March 31, 2014. Average total deposits for the second quarter of 2014 decreased $320 million, or 1%, to $45.5 billion, compared to $45.8 billion for the first quarter of 2014. The ratio of average loans to average deposits was 87.0% for the second quarter of 2014, compared to 85.5% for the first quarter of 2014.

Shareholders’ Equity
Tangible book value per common share improved by approximately 2% compared to the prior quarter, increasing to $25.13 from $24.53. Compared to the year-ago period, tangible book value per common share improved by approximately 14%.

The estimated Tier 1 common equity ratio was 10.42% at June 30, 2014, compared to 10.56% at March 31, 2014. The decrease was driven by the previously announced termination of the Total Return Swap on collateralized debt obligations (“CDOs”), which increased risk-weighted assets.

Investment Securities
During the second quarter of 2014, the Company did not record any other-than-temporary impairment (“OTTI”) on its investment securities, and no CDO securities were sold during the quarter. Gains on paydowns of CDO securities were $5 million during the second quarter, essentially the same amount as the first quarter.

Net Interest Income
Net interest income of $416 million for the second quarter of 2014 was essentially unchanged from the first quarter of 2014. The net interest margin decreased slightly to 3.29% in the second quarter of 2014, compared to 3.31% in the first quarter of 2014; improvements from a higher loan to earning assets mix were offset by 6 bps of reduction due to lower gross income from FDIC-supported/PCI loans.

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ZIONS BANCORPORATION
Press Release – Page 3
July 21, 2014

Noninterest Income
Noninterest income for the second quarter of 2014 was $125 million, compared to $138 million for the first quarter of 2014. The decrease was due to net gains on sales of CDO securities during the first quarter of 2014. Excluding these gains, noninterest income would have increased by $13 million compared to the first quarter. Improvement in fair value and nonhedge derivative income (loss) resulted from the expense reduction associated with the termination of the Total Return Swap. An increase in other service charges, commissions and fees was due primarily to increased interchange fees from commercial credit cards.

Noninterest Expense
Noninterest expense for the second quarter of 2014 was $406 million compared to $398 million for the first quarter of 2014. Changes this quarter were due primarily to (1) an increase in salaries and employee benefits, due primarily to variable compensation accruals; (2) an increase in the provision for unfunded lending commitments; and (3) an increase in professional and legal services. Approximately $5 million of the variable compensation increase resulted from the immediate recognition in expense of equity-based grants that vest over three or four years to employees currently eligible for retirement. These increases were offset by reduced other noninterest expense that resulted primarily from the decreased amortization of the FDIC indemnification asset ($9 million in the second quarter of 2014 compared to $16 million in the first quarter).

Asset Quality
Credit quality further improved as nonperforming lending-related assets declined 14% to $379 million at June 30, 2014 from $441 million at March 31, 2014. Classified loans were $1.2 billion at June 30, 2014, compared to $1.3 billion at March 31, 2014. The ratio of nonperforming lending-related assets to loans and leases and other real estate owned decreased to 0.95% at June 30, 2014, compared to 1.12% at March 31, 2014.

Net loan and lease charge-offs were $6 million in the second quarter of 2014, compared to $8 million in the first quarter of 2014. The decrease was due to recoveries of $17 million during the second quarter, compared to $13 million during the first quarter. Gross loan and lease charge-offs were $23 million during the second quarter of 2014, compared to $21 million in the first quarter of 2014.

The provision for credit losses consists of the provision for loan losses (negative $54 million in the second quarter) plus the provision for unfunded lending commitments ($6 million in the second quarter). The negative provision for loan losses in the second quarter compares to a negative provision of $1 million for the first quarter. The decrease is primarily due to continued improvement in portfolio-specific credit quality metrics and sustained improvement in broader economic and credit quality indicators. The allowance for credit losses was $771 million, or 1.95%, of loans and leases at June 30, 2014, compared to $826 million, or 2.11%, of loans and leases at March 31, 2014.

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ZIONS BANCORPORATION
Press Release – Page 4
July 21, 2014

Conference Call
Zions will host a conference call to discuss these second quarter results at 5:30 p.m. ET this afternoon (July 21, 2014). Media representatives, analysts and the public are invited to listen to this discussion by calling 253-237-1247 (domestic and international) and entering the passcode 64591317, or via on-demand webcast. A link to the webcast will be available on the Zions Bancorporation website at www.zionsbancorporation.com. The webcast of the conference call will also be archived and available for 30 days.

About Zions Bancorporation
Zions Bancorporation is one of the nation’s premier financial services companies, consisting of a collection of great banks in select Western markets. Zions operates its banking businesses under local management teams and community identities in 11 Western and Southwestern states: Arizona, California, Colorado, Idaho, Nevada, New Mexico, Oregon, Texas, Utah, Washington, and Wyoming. The Company is a national leader in Small Business Administration lending and public finance advisory services, and received 12 “Excellence” awards by Greenwich Associates for the 2013 survey. In addition, Zions is included in the S&P 500 and NASDAQ Financial 100 indices. Investor information and links to subsidiary banks can be accessed at www.zionsbancorporation.com.

Forward-Looking Information
Statements in this press release that are based on other than historical data or that express the Company’s expectations regarding future events or determinations are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements provide current expectations or forecasts of future events or determinations. These forward-looking statements are not guarantees of future performance or determinations, nor should they be relied upon as representing management’s views as of any subsequent date. Forward-looking statements involve significant risks and uncertainties, and actual results may differ materially from those presented, either expressed or implied, in this press release. Factors that could cause actual results to differ materially from those expressed in the forward-looking statements are discussed in the Company’s most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q, filed with the Securities and Exchange Commission (“SEC”) and available at the SEC’s Internet site (http://www.sec.gov).

Except as required by law, the Company specifically disclaims any obligation to update any factors or to publicly announce the result of revisions to any of the forward-looking statements included herein to reflect future events or developments.

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ZIONS BANCORPORATION
Press Release – Page 5
July 21, 2014

FINANCIAL HIGHLIGHTS
(Unaudited)

	Three Months Ended
(In thousands, except share, per share, and ratio data)	June 30, 2014	March 31, 2014	December 31, 2013	September 30, 2013	June 30, 2013
PER COMMON SHARE
Dividends	$0.04	$0.04	$0.04	$0.04	$0.04
Book value per common share [1]	30.77	30.19	29.57	28.87	27.82
Tangible book value per common share [1]	25.13	24.53	23.88	23.16	22.09

SELECTED RATIOS
Return on average assets	0.87%	0.74%	(0.30)%	0.80%	0.61%
Return on average common equity	7.30%	5.52%	(4.51)%	16.03%	4.35%
Tangible return on average tangible common equity	9.07%	6.96%	(5.45)%	20.34%	5.73%
Net interest margin	3.29%	3.31%	3.33%	3.22%	3.44%

Capital Ratios
Tangible common equity ratio [1]	8.60%	8.24%	8.02%	7.90%	7.57%
Tangible equity ratio [1]	10.46%	10.06%	9.85%	9.75%	10.78%
Average equity to average assets	12.26%	11.90%	11.20%	12.39%	12.11%

Risk-Based Capital Ratios [1,2]
Tier 1 common equity	10.42%	10.56%	10.18%	10.47%	10.03%
Tier 1 leverage	11.00%	10.71%	10.48%	10.63%	11.75%
Tier 1 risk-based capital	12.96%	13.19%	12.77%	13.10%	14.30%
Total risk-based capital	14.85%	15.11%	14.67%	14.82%	15.94%

Taxable-equivalent net interest income	$420,202	$420,305	$435,714	$419,236	$434,579

Weighted average common and common-equivalent shares outstanding	185,286,329	185,122,844	184,208,544	184,742,414	184,061,623
Common shares outstanding [1]	185,112,965	184,895,182	184,677,696	184,600,005	184,436,656

1 At period end.
2 Ratios for June 30, 2014 are estimates.

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ZIONS BANCORPORATION
Press Release – Page 6
July 21, 2014

CONSOLIDATED BALANCE SHEETS

(In thousands, except shares)	June 30, 2014	March 31, 2014	December 31, 2013	September 30, 2013	June 30, 2013
	(Unaudited)	(Unaudited)		(Unaudited)	(Unaudited)
ASSETS
Cash and due from banks	$1,384,131	$1,341,319	$1,175,083	$1,365,082	$1,183,097
Money market investments:
Interest-bearing deposits	6,386,353	8,157,837	8,175,048	8,180,639	8,180,010
Federal funds sold and security resell agreements	478,535	379,947	282,248	209,070	221,799
Investment securities:
Held-to-maturity, at adjusted cost (approximate fair value $643,926, $635,379, $609,547, $727,908, and $734,292)	615,104	606,279	588,981	777,849	783,371
Available-for-sale, at fair value	3,462,809	3,423,205	3,701,886	3,333,889	3,193,395
Trading account, at fair value	56,572	56,172	34,559	38,278	26,385
	4,134,485	4,085,656	4,325,426	4,150,016	4,003,151

Loans held for sale	164,374	126,344	171,328	114,810	164,619

Loans and leases, net of unearned income and fees	39,630,363	39,198,136	39,043,365	38,272,730	38,187,945
Less allowance for loan losses	675,907	736,953	746,291	797,523	813,912
Loans, net of allowance	38,954,456	38,461,183	38,297,074	37,475,207	37,374,033

Other noninterest-bearing investments	854,978	848,775	855,642	851,349	852,939
Premises and equipment, net	803,214	785,519	726,372	720,365	717,299
Goodwill	1,014,129	1,014,129	1,014,129	1,014,129	1,014,129
Core deposit and other intangibles	30,826	33,562	36,444	39,667	43,239
Other real estate owned	27,725	39,248	46,105	66,381	80,789
Other assets	878,069	807,325	926,228	1,001,597	1,069,436
	$55,111,275	$56,080,844	$56,031,127	$55,188,312	$54,904,540

LIABILITIES AND SHAREHOLDERS’ EQUITY
Deposits:
Noninterest-bearing demand	$19,609,990	$19,257,889	$18,758,753	$18,566,137	$17,803,950
Interest-bearing:
Savings and money market	23,308,114	23,097,351	23,029,928	22,806,132	22,887,404
Time	2,500,303	2,528,735	2,593,038	2,689,688	2,810,431
Foreign	252,207	1,648,111	1,980,161	1,607,409	1,514,270
	45,670,614	46,532,086	46,361,880	45,669,366	45,016,055

Federal funds and other short-term borrowings	258,401	279,837	340,348	273,774	256,615
Long-term debt	1,933,136	2,158,701	2,273,575	2,304,301	2,173,176
Reserve for unfunded lending commitments	95,472	88,693	89,705	84,147	104,082
Other liabilities	453,562	435,311	501,056	523,915	494,280
Total liabilities	48,411,185	49,494,628	49,566,564	48,855,503	48,044,208

Shareholders’ equity:
Preferred stock, without par value, authorized 4,400,000 shares	1,004,006	1,003,970	1,003,970	1,003,970	1,728,659
Common stock, without par value; authorized 350,000,000 shares; issued and outstanding 185,112,965, 184,895,182, 184,677,696, 184,600,005, and 184,436,656 shares	4,192,136	4,185,513	4,179,024	4,172,887	4,167,828
Retained earnings	1,640,785	1,542,195	1,473,670	1,540,455	1,338,401
Accumulated other comprehensive income (loss)	(136,837)	(145,462)	(192,101)	(384,503)	(374,556)
Total shareholders’ equity	6,700,090	6,586,216	6,464,563	6,332,809	6,860,332
	$55,111,275	$56,080,844	$56,031,127	$55,188,312	$54,904,540

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ZIONS BANCORPORATION
Press Release – Page 7
July 21, 2014

CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)

	Three Months Ended
(In thousands, except per share amounts)	June 30, 2014	March 31, 2014	December 31, 2013	September 30, 2013	June 30, 2013
Interest income:
Interest and fees on loans	$433,801	$434,344	$458,493	$442,366	$460,308
Interest on money market investments	4,888	5,130	5,985	6,175	5,764
Interest on securities	24,502	28,094	25,539	24,866	27,161
Total interest income	463,191	467,568	490,017	473,407	493,233

Interest expense:
Interest on deposits	12,096	12,779	13,622	14,506	15,143
Interest on short- and long-term borrowings	34,812	38,324	44,360	43,380	47,433
Total interest expense	46,908	51,103	57,982	57,886	62,576

Net interest income	416,283	416,465	432,035	415,521	430,657
Provision for loan losses	(54,416)	(610)	(30,538)	(5,573)	(21,990)
Net interest income after provision for loan losses	470,699	417,075	462,573	421,094	452,647

Noninterest income:
Service charges and fees on deposit accounts	42,873	42,594	43,729	44,701	44,329
Other service charges, commissions and fees	47,513	43,519	46,877	45,977	45,888
Wealth management income	7,980	7,077	8,067	7,120	7,732
Capital markets and foreign exchange	5,842	5,000	6,516	7,309	6,740
Dividends and other investment income	7,995	7,864	9,898	12,101	11,339
Loan sales and servicing income	6,335	6,474	5,155	8,464	10,723
Fair value and nonhedge derivative loss	(1,934)	(8,539)	(5,347)	(4,403)	(2,957)
Equity securities gains, net	2,513	912	314	3,165	2,209
Fixed income securities gains (losses), net	5,026	30,914	(6,624)	1,580	(1,153)
Impairment losses on investment securities:
Impairment losses on investment securities	—	(27)	(141,733)	(10,470)	(4,910)
Noncredit-related losses on securities not expected to be sold (recognized in other comprehensive income)	—	—	—	1,403	693
Net impairment losses on investment securities	—	(27)	(141,733)	(9,067)	(4,217)
Other	707	2,531	1,998	5,243	4,515
Total noninterest income (loss)	124,850	138,319	(31,150)	122,190	125,148

Noninterest expense:
Salaries and employee benefits	238,764	233,406	226,616	229,185	227,328
Occupancy, net	28,939	28,305	28,733	28,230	27,951
Furniture, equipment and software	27,986	27,944	27,450	26,560	26,545
Other real estate expense	(266)	1,607	(1,024)	(831)	1,590
Credit-related expense	7,139	6,906	6,509	7,265	9,397
Provision for unfunded lending commitments	6,779	(1,012)	5,558	(19,935)	3,627
Professional and legal services	12,171	10,995	23,886	16,462	17,149
Advertising	6,803	6,398	5,571	6,091	5,807
FDIC premiums	8,017	7,922	8,789	9,395	10,124
Amortization of core deposit and other intangibles	2,736	2,882	3,224	3,570	3,762
Debt extinguishment cost	—	—	79,910	—	40,282
Other	66,959	72,710	79,528	64,671	78,116
Total noninterest expense	406,027	398,063	494,750	370,663	451,678

Income (loss) before income taxes	189,522	157,331	(63,327)	172,621	126,117
Income taxes (benefit)	69,972	56,121	(21,855)	61,107	43,091
Net income (loss)	119,550	101,210	(41,472)	111,514	83,026
Preferred stock dividends	(15,060)	(25,020)	(17,965)	(27,507)	(27,641)
Preferred stock redemption	—	—	—	125,700	—
Net earnings (loss) applicable to common shareholders	$104,490	$76,190	$(59,437)	$209,707	$55,385

Weighted average common shares outstanding during the period:
Basic shares	184,668	184,440	184,209	184,112	183,647
Diluted shares	185,286	185,123	184,209	184,742	184,062

Net earnings (loss) per common share:
Basic	$0.56	$0.41	$(0.32)	$1.13	$0.30
Diluted	0.56	0.41	(0.32)	1.12	0.30

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ZIONS BANCORPORATION
Press Release – Page 8
July 21, 2014

CDO Investments – Selected Information Stratified into Performing
Tranches Without Credit Impairment and Nonperforming Tranches

	June 30, 2014
					Net unrealized (losses) gains recognized in AOCI [1]	Weighted average discount rate [2]	% of carrying value to par
(Amounts in millions)	No. of tranches	Par amount	Amortized cost	Carrying value
Performing CDOs
Predominantly bank CDOs	23	$639	$580	$478	$(102)	5.1%	75%
Insurance CDOs	2	42	40	41	1	1.3%	98%
Total performing CDOs	25	681	620	519	(101)	4.9%	76%

Nonperforming CDOs [3]
CDOs credit impaired prior to last 12 months	21	460	296	209	(87)	4.5%	45%
CDOs credit impaired during last 12 months	5	67	54	38	(16)	5.5%	57%
Total nonperforming CDOs	26	527	350	247	(103)	4.6%	47%

Total CDOs	51	$1,208	$970	$766	$(204)	4.8%	63%

1 Amounts presented are pretax.
2 Margin over related LIBOR index.
3 Defined as either deferring current interest (“PIKing”) or OTTI.

CDO Investments – Changes in Selected Information

	Changes from March 31, 2014 to June 30, 2014
					Decrease (increase) in net unrealized losses recognized in AOCI	Weighted average discount rate	% of carrying value to par
(Amounts in millions)	No. of tranches	Par amount	Amortized cost	Carrying value
Performing CDOs
Predominantly bank CDOs	—	$(16)	$(11)	$(8)	$3	(0.2)%	1%
Insurance CDOs	—	(8)	(8)	(5)	3	(0.9)%	6%
Total performing CDOs	—	(24)	(19)	(13)	6	(0.2)%	1%

Nonperforming CDOs
CDOs credit impaired prior to last 12 months	3	77	5	9	4	(1.0)%	(7)%
CDOs credit impaired during last 12 months	(3)	(78)	(5)	(4)	1	—%	28%
Total nonperforming CDOs	—	(1)	—	5	5	(0.9)%	1%

Total CDOs	—	$(25)	$(19)	$(8)	$11	(0.5)%	—%

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ZIONS BANCORPORATION
Press Release – Page 9
July 21, 2014

Loan Balances Held for Investment by Portfolio Type
(Unaudited)

(In millions)	June 30, 2014	March 31, 2014	December 31, 2013	September 30, 2013	June 30, 2013
Commercial:
Commercial and industrial	$12,805	$12,512	$12,481	$11,904	$11,899
Leasing	415	389	388	375	388
Owner occupied	7,387	7,348	7,437	7,379	7,394
Municipal	522	482	449	449	454
Total commercial	21,129	20,731	20,755	20,107	20,135

Commercial real estate:
Construction and land development	2,340	2,264	2,183	2,240	2,191
Term	7,969	8,080	8,006	7,929	7,971
Total commercial real estate	10,309	10,344	10,189	10,169	10,162

Consumer:
Home equity credit line	2,204	2,165	2,133	2,124	2,124
1-4 family residential	4,827	4,796	4,737	4,637	4,486
Construction and other consumer real estate	338	330	325	321	322
Bankcard and other revolving plans	376	361	356	332	315
Other	196	186	198	208	212
Total consumer	7,941	7,838	7,749	7,622	7,459

FDIC-supported/PCI loans [1]	251	285	350	375	432
Total loans	$39,630	$39,198	$39,043	$38,273	$38,188
1 FDIC-supported loans represent loans acquired from the FDIC subject to loss sharing agreements.

FDIC-Supported/PCI Loans – Effect of Higher Accretion
and Impact on FDIC Indemnification Asset
(Unaudited)

	Three Months Ended
(In thousands)	June 30, 2014	March 31, 2014	December 31, 2013	September 30, 2013	June 30, 2013
Balance sheet:

Change in assets from reestimation of cash flows – increase (decrease):
FDIC-supported/PCI loans	$11,701	$18,453	$28,502	$15,018	$28,424
FDIC indemnification asset	(9,314)	(15,972)	(19,934)	(12,965)	(21,845)

Balance at end of period:
FDIC-supported/PCI loans (included in loans and leases)	250,568	285,313	350,271	374,861	431,935
FDIC indemnification asset (included in other assets)	5,777	13,184	26,411	41,771	51,297

	Three Months Ended
(In thousands)	June 30, 2014	March 31, 2014	December 31, 2013	September 30, 2013	June 30, 2013
Statement of income:

Interest income:
Interest and fees on loans	$11,701	$18,453	$28,502	$15,018	$28,424

Noninterest expense:
Other noninterest expense	9,314	15,972	19,934	12,965	21,845
Net increase in pretax income	$2,387	$2,481	$8,568	$2,053	$6,579

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ZIONS BANCORPORATION
Press Release – Page 10
July 21, 2014

Nonperforming Lending-Related Assets
(Unaudited)

(Amounts in thousands)	June 30, 2014	March 31, 2014	December 31, 2013	September 30, 2013	June 30, 2013

Nonaccrual loans	$349,415	$397,549	$402,219	$466,795	$515,708
Other real estate owned	26,498	37,841	42,817	58,295	70,031
Nonperforming lending-related assets, excluding FDIC-supported/PCI assets	375,913	435,390	445,036	525,090	585,739

FDIC-supported/PCI nonaccrual loans	2,032	4,117	4,394	4,744	5,256
FDIC-supported/PCI other real estate owned	1,227	1,407	3,288	8,086	10,758
FDIC-supported/PCI nonperforming lending-related assets	3,259	5,524	7,682	12,830	16,014
Total nonperforming lending-related assets	$379,172	$440,914	$452,718	$537,920	$601,753

Ratio of nonperforming lending-related assets to loans [1] and leases and other real estate owned	0.95%	1.12%	1.15%	1.40%	1.57%

Accruing loans past due 90 days or more, excluding FDIC-supported/PCI loans	$13,728	$6,661	$9,957	$9,398	$10,685
Accruing FDIC-supported/PCI loans past due 90 days or more	33,041	31,529	30,391	22,450	33,410
Ratio of accruing loans past due 90 days or more to loans [1] and leases	0.12%	0.10%	0.10%	0.08%	0.11%

Nonaccrual loans and accruing loans past due 90 days or more	$398,216	$439,856	$446,961	$503,387	$565,059
Ratio of nonaccrual loans and accruing loans past due 90 days or more to loans [1] and leases	1.00%	1.12%	1.14%	1.31%	1.47%

Accruing loans past due 30 - 89 days, excluding FDIC-supported/PCI loans	$100,851	$110,566	$104,760	$85,128	$103,075
Accruing FDIC-supported/PCI loans past due 30 - 89 days	7,232	3,839	11,752	10,983	6,522

Restructured loans included in nonaccrual loans	103,157	130,534	136,135	166,573	162,496
Restructured loans on accrual	320,206	318,886	345,299	384,793	385,428

Classified loans, excluding FDIC-supported/PCI loans	1,225,993	1,295,976	1,240,148	1,432,806	1,639,206

1 Includes loans held for sale.

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ZIONS BANCORPORATION
Press Release – Page 11
July 21, 2014

Allowance for Credit Losses
(Unaudited)

	Three Months Ended
(Amounts in thousands)	June 30, 2014	March 31, 2014	December 31, 2013	September 30, 2013	June 30, 2013
Allowance for Loan Losses
Balance at beginning of period	$736,953	$746,291	$797,523	$813,912	$841,781
Add:
Provision for losses	(54,416)	(610)	(30,538)	(5,573)	(21,990)
Adjustment for FDIC-supported/PCI loans	(444)	(817)	(1,481)	(2,118)	(209)
Deduct:
Gross loan and lease charge-offs	(23,400)	(20,795)	(37,405)	(22,826)	(35,099)
Recoveries	17,214	12,884	18,192	14,128	29,429
Net loan and lease charge-offs	(6,186)	(7,911)	(19,213)	(8,698)	(5,670)
Balance at end of period	$675,907	$736,953	$746,291	$797,523	$813,912

Ratio of allowance for loan losses to loans and leases, at period end	1.71%	1.88%	1.91%	2.08%	2.13%

Ratio of allowance for loan losses to nonperforming loans, at period end	192.32%	183.47%	183.54%	169.13%	156.23%

Annualized ratio of net loan and lease charge-offs to average loans	0.06%	0.08%	0.20%	0.09%	0.06%

Reserve for Unfunded Lending Commitments
Balance at beginning of period	$88,693	$89,705	$84,147	$104,082	$100,455
Provision charged (credited) to earnings	6,779	(1,012)	5,558	(19,935)	3,627
Balance at end of period	$95,472	$88,693	$89,705	$84,147	$104,082

Total Allowance for Credit Losses
Allowance for loan losses	$675,907	$736,953	$746,291	$797,523	$813,912
Reserve for unfunded lending commitments	95,472	88,693	89,705	84,147	104,082
Total allowance for credit losses	$771,379	$825,646	$835,996	$881,670	$917,994

Ratio of total allowance for credit losses to loans and leases outstanding, at period end	1.95%	2.11%	2.14%	2.30%	2.40%

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ZIONS BANCORPORATION
Press Release – Page 12
July 21, 2014

Nonaccrual Loans by Portfolio Type
(Excluding FDIC-Supported/PCI Loans)
(Unaudited)

(In millions)	June 30, 2014	March 31, 2014	December 31, 2013	September 30, 2013	June 30, 2013

Loans held for sale	$29	$—	$—	$—	$—

Commercial:
Commercial and industrial	$83	$109	$98	$100	$94
Leasing	1	1	1	1	1
Owner occupied	101	127	136	158	186
Municipal	9	10	10	10	9
Total commercial	194	247	245	269	290

Commercial real estate:
Construction and land development	23	29	29	65	70
Term	44	59	60	61	71
Total commercial real estate	67	88	89	126	141

Consumer:
Home equity credit line	11	10	9	8	11
1-4 family residential	45	48	53	58	66
Construction and other consumer real estate	2	3	4	4	5
Bankcard and other revolving plans	1	1	1	1	2
Other	—	1	1	1	1
Total consumer	59	63	68	72	85
Subtotal nonaccrual loans	320	398	402	467	516
Total nonaccrual loans	$349	$398	$402	$467	$516

Net Charge-Offs by Portfolio Type
(Unaudited)

	Three Months Ended
(In millions)	June 30, 2014	March 31, 2014	December 31, 2013	September 30, 2013	June 30, 2013
Commercial:
Commercial and industrial	$7	$1	$15	$2	$2
Leasing	—	(1)	—	—	—
Owner occupied	(2)	2	1	2	3
Municipal	—	—	—	—	—
Total commercial	5	2	16	4	5

Commercial real estate:
Construction and land development	(3)	(2)	(3)	(1)	(3)
Term	3	7	5	3	(2)
Total commercial real estate	—	5	2	2	(5)

Consumer:
Home equity credit line	1	—	—	1	2
1-4 family residential	(1)	1	—	1	3
Construction and other consumer real estate	—	(1)	—	—	1
Bankcard and other revolving plans	—	2	1	1	—
Other	1	(1)	—	—	—
Total consumer loans	1	1	1	3	6
Total net charge-offs	$6	$8	$19	$9	$6

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ZIONS BANCORPORATION
Press Release – Page 13
July 21, 2014

CONSOLIDATED AVERAGE BALANCE SHEETS, YIELDS AND RATES
(Unaudited)

	Three Months Ended
	June 30, 2014		March 31, 2014		December 31, 2013
(In thousands)	Average balance	Average rate	Average balance	Average rate	Average balance	Average rate
ASSETS
Money market investments	$7,500,554	0.26%	$8,137,123	0.26%	$9,154,232	0.26%
Securities:
Held-to-maturity	600,392	5.37%	587,473	5.65%	770,168	4.75%
Available-for-sale	3,355,710	2.12%	3,470,983	2.48%	3,230,152	2.17%
Trading account	66,929	3.39%	58,543	3.34%	43,063	3.39%
Total securities	4,023,031	2.63%	4,116,999	2.95%	4,043,383	2.68%

Loans held for sale	113,569	3.61%	157,170	3.61%	119,671	3.73%

Loans [1]:
Loans and leases	39,271,351	4.28%	38,805,192	4.30%	38,259,795	4.41%
FDIC-supported/PCI loans	272,762	23.01%	319,695	29.35%	363,982	36.88%
Total loans	39,544,113	4.41%	39,124,887	4.51%	38,623,777	4.72%
Total interest-earning assets	51,181,267	3.66%	51,536,179	3.71%	51,941,063	3.77%
Cash and due from banks	922,421		1,040,906		1,026,814
Allowance for loan losses	(734,517)		(745,671)		(790,361)
Goodwill	1,014,129		1,014,129		1,014,129
Core deposit and other intangibles	32,234		35,072		38,137
Other assets	2,620,739		2,552,965		2,470,837
Total assets	$55,036,273		$55,433,580		$55,700,619

LIABILITIES
Interest-bearing deposits:
Savings and money market	$23,479,755	0.15%	$22,908,201	0.16%	$22,972,978	0.16%
Time	2,507,489	0.47%	2,560,283	0.49%	2,642,104	0.50%
Foreign	258,234	0.17%	1,751,910	0.20%	1,796,912	0.20%
Total interest-bearing deposits	26,245,478	0.18%	27,220,394	0.19%	27,411,994	0.20%
Borrowed funds:
Federal funds and other short-term borrowings	261,011	0.10%	249,043	0.11%	271,501	0.11%
Long-term debt	2,038,810	6.84%	2,237,457	6.93%	2,352,748	7.47%
Total borrowed funds	2,299,821	6.07%	2,486,500	6.25%	2,624,249	6.71%
Total interest-bearing liabilities	28,545,299	0.66%	29,706,894	0.70%	30,036,243	0.77%
Noninterest-bearing deposits	19,212,574		18,557,992		18,842,097
Other liabilities	529,716		569,361		584,887
Total liabilities	48,287,589		48,834,247		49,463,227
Shareholders’ equity:
Preferred equity	1,003,988		1,003,970		1,003,970
Common equity	5,744,696		5,595,363		5,233,422
Total shareholders’ equity	6,748,684		6,599,333		6,237,392
Total liabilities and shareholders’ equity	$55,036,273		$55,433,580		$55,700,619

Spread on average interest-bearing funds		3.00%		3.01%		3.00%

Net yield on interest-earning assets		3.29%		3.31%		3.33%
1 Net of unearned income and fees, net of related costs. Loans include nonaccrual and restructured loans.

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ZIONS BANCORPORATION
Press Release – Page 14
July 21, 2014

GAAP to Non-GAAP Reconciliation
(Unaudited)

Tangible Return on Average Tangible Common Equity
	Three Months Ended
(Amounts in thousands)	June 30, 2014	March 31, 2014	December 31, 2013	September 30, 2013	June 30, 2013

Net earnings (loss) applicable to common shareholders (GAAP)	$104,490	$76,190	$(59,437)	$209,707	$55,385

Adjustments, net of tax:
Amortization of core deposit and other intangibles	1,735	1,827	2,046	2,268	2,391
Net earnings (loss) applicable to common shareholders, excluding the effects of the adjustments, net of tax (non-GAAP) (a)	$106,225	$78,017	$(57,391)	$211,975	$57,776

Average common equity (GAAP)	$5,744,696	$5,595,363	$5,233,422	$5,190,073	$5,102,082
Average goodwill	(1,014,129)	(1,014,129)	(1,014,129)	(1,014,129)	(1,014,129)
Average core deposit and other intangibles	(32,234)	(35,072)	(38,137)	(41,751)	(45,262)
Average tangible common equity (non-GAAP) (b)	$4,698,333	$4,546,162	$4,181,156	$4,134,193	$4,042,691

Number of days in quarter (c)	91	90	92	92	91
Number of days in year (d)	365	365	365	365	365

Tangible return on average tangible common equity (non-GAAP) (a/b/c*d)	9.07%	6.96%	(5.45)%	20.34%	5.73%

This press release presents the non-GAAP financial measure previously shown. The adjustments to reconcile from the applicable GAAP financial measure to the non-GAAP financial measure are included where applicable in financial results presented in accordance with GAAP. The Company considers these adjustments to be relevant to ongoing operating results.
The Company believes that excluding the amounts associated with these adjustments to present the non-GAAP financial measure provides a meaningful base for period-to-period and company-to-company comparisons, which will assist investors and analysts in analyzing the operating results of the Company and in predicting future performance. This non-GAAP financial measure is used by management and the Board of Directors to assess the performance of the Company’s business for evaluating bank reporting segment performance, for presentations of Company performance to investors, and for other reasons as may be requested by investors and analysts. The Company further believes that presenting this non-GAAP financial measure will permit investors and analysts to assess the performance of the Company on the same basis as that applied by management and the Board of Directors.
Non-GAAP financial measures have inherent limitations, are not required to be uniformly applied, and are not audited. Although non-GAAP financial measures are frequently used by stakeholders to evaluate a company, they have limitations as an analytical tool and should not be considered in isolation or as a substitute for analysis of results reported under GAAP.

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